SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Second Amendment to Term Loan Agreement

On August 21, 2013, Kite Realty Group Trust (the “Company”), Kite Realty Group, L.P. (the “Operating Partnership”) and several of the Operating Partnership’s subsidiaries entered into the Second Amendment to the Term Loan Agreement with KeyBank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto (the “Second Amendment”), which amends the unsecured Term Loan Agreement, dated as of April 30, 2012, by and among the Company, the Operating Partnership, the Agent, and the other lenders party thereto, as amended by the First Amendment to the Term Loan Agreement, dated as of February 26, 2013, by and among the Company, the Operating Partnership, several of the Operating Partnership’s subsidiaries, the Agent and the lenders party thereto (the “Existing Term Loan Agreement” and as amended by the Second Amendment, the “Amended Term Loan Agreement”).  The Amended Term Loan Agreement has a maturity date of August 21, 2018 and may be extended by six months, at the Operating Partnership’s option, to February 21, 2019.

The Amended Term Loan Agreement provides for a $230 million term loan, representing a $105 million increase from the $125 million term loan pursuant to the Existing Term Loan Agreement.  The $105 million of additional proceeds, which were drawn on August 21, 2013, will primarily be used to pay down amounts outstanding under the Company’s unsecured revolving credit facility.

Borrowings under the Amended Term Loan Agreement will, subject to certain exceptions, bear interest at a rate of LIBOR plus 145 to 245 basis points, depending on the Operating Partnership’s leverage ratio, a decrease from the rate of LIBOR plus 210 to 310 basis points under the Existing Term Loan Agreement.  This interest rate is subject to decrease in the event that the Company or the Operating Partnership receives an investment grade rating from one of the major credit rating agencies.

The operating and financial covenants applicable to the Amended Term Loan Agreement are unchanged and are substantially similar to those in place under the Company’s unsecured revolving credit facility.  The material terms of the Existing Term Loan Agreement are described in the Company’s Current Reports on Form 8-K filed on May 4, 2012 and March 4, 2013, and are incorporated herein by reference.

The foregoing summary is qualified in its entirety by reference to the Second Amendment attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Company and several of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Amended Term Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not applicable.

          (d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1
Second Amendment to Term Loan Agreement, dated as of August 21, 2013, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: August 27, 2013	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Term Loan Agreement, dated as of August 21, 2013, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.